(BW)(NJ-NEUROLOGIX)(NRGX) Neurologix Announces Appointment of Marc Panoff as Chief Financial Officer

Business	Editors

FORT LEE, N.J. — (BUSINESS WIRE) — Jan. 25, 2006 — Neurologix, Inc. (OTCBB: NRGX) today announced the appointment of Marc L. Panoff as Chief Financial Officer and Chief Accounting Officer, effective January 23, 2006. Mr. Panoff has over a decade of experience in financial management, both in established public companies and private start-up firms. Mr. Panoff will be responsible for the overall management of Neurologix’s financial operations, including financial reporting, budgeting, investor relations, and treasury functions.

“We are delighted that Marc, with his successful track record of financial stewardship of publicly traded companies, has joined our senior management team,” stated Dr. Michael Sorell, Chief Executive Officer of Neurologix. “Marc brings substantial experience in the healthcare industry, and will play a key role as we continue to advance our programs in Parkinson’s disease and epilepsy, and look for new opportunities to expand our business.”

Mr. Panoff most recently served as Chief Financial Officer at Nephros, Inc., a publicly traded medical device company from July 2004 to January 2006, where he was responsible for leading the Company’s successful initial public offering. From August 2001 to July 2004, Mr. Panoff served as Vice President, Finance, at Walker Digital Companies, a privately held research and development company. He also served as Corporate Controller at Medicis Pharmaceutical Corporation, a publicly traded specialty pharmaceutical company, for over seven years. At Medicis, Mr. Panoff was responsible for financial operations and the operational integration of various transactions, including acquisitions, a joint venture, and in-licensing agreements.

Mr. Panoff received his Bachelor of Science in Business Administration from Washington University in St. Louis and his Masters in Business Administration from Arizona State University. He is also a Certified Public Accountant in the state of New York.

About Neurologix

Neurologix, Inc. is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system, primarily utilizing gene therapies. The Company’s initial development efforts are focused on gene therapy for treating Parkinson’s disease and epilepsy, and its core technology, which it refers to as “NLX,” is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson’s disease.

Cautionary statement regarding forward-looking statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

—	The Company is still in the development stage and has not generated any revenues. From inception through September 30, 2005, it has incurred net losses and negative cash flows from operating activities of $12,261,000 and $10,371,000, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

—	The ongoing Phase I clinical trial for treatment of Parkinson’s disease using the Company’s NLX technology is not complete, and the results will require analysis. If the trial proves unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.

—	Since the Company’s existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company’s control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

—	There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2004 Annual Report on Form 10-KSB, as amended. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.

Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

CONTACT:	Neurologix, Inc.
Michael Sorell, 201-592-6451
MichaelSorell@neurologix.net
or
Burns McClellan
Media Relations:
Justin Jackson, 212-213-0006
jjackson@burnsmc.com
or
Investor Relations:
Clay Kramer, 212-213-0006
ckramer@burnsmc.com